                                                                    EXHIBIT 10.1

                             SUBSCRIPTION AGREEMENT

     This Subscription Agreement (the "Agreement") is made and entered into this 3rd day of May, 1995, by and among Embassy Suites, Inc. ("Embassy"), a Delaware corporation, FelCor Suite Hotels, Inc. (the "Company"), a Delaware corporation, and FelCor Suites Limited Partnership (the "Partnership"), a Delaware limited partnership.

                                   WITNESSETH:

     WHEREAS, Embassy owns, operates and franchises hotels under the trademark and service mark Embassy Suites-Registered Trademark- ("Embassy Suites hotels");

     WHEREAS, the Company owns an approximate 73.6% general partner interest in the Partnership which owns nine Embassy Suites-Registered Trademark- hotels, all of which hotels are leased by the Partnership to DJONT Operations, L.L.C. (the "Lessee");

     WHEREAS, all of the hotels owned by the Partnership are operated by the Lessee under franchise licenses from Embassy pursuant to franchise license agreements between the Lessee and Embassy (the "Existing Franchise Agreements") and eight of the hotels are managed on behalf of the Lessee by Embassy pursuant to management agreements between the Lessee and Embassy (the "Existing Management Agreements");

     WHEREAS, the Company, through the Partnership, is in the business of acquiring hotels and, in connection therewith, expects to undertake a public offering of its common stock, $0.01 par value (the "Common Stock"), pursuant to a registration statement to be filed with the Securities and Exchange Commission (the "SEC") on or shortly after May 4, 1995 (the "Public Offering"), all of the proceeds of which will be contributed by the Company to the Partnership for use by the Partnership, in part, to acquire additional hotels that may be converted to, or are, Embassy Suite hotels;

     WHEREAS, in order to induce the Partnership to acquire Qualifying Hotels (as defined herein), Embassy desires to subscribe for the purchase of up to $25,000,000 in units of limited partner interest (the "Units") of the Partnership and the Partnership desires to sell such Units to Embassy, upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

     1. SUBSCRIPTION. Embassy hereby subscribes for and agrees to purchase, from time to time, up to an aggregate of $25,000,000 in Units at the purchase price determined in accordance with Section 2 below. Embassy shall close the purchase of the Units in increments of $5,000,000 in price upon receipt of notice from the Partnership that the Partnership is acquiring a Qualifying Hotel. Each Unit shall be redeemable by Embassy, at any time following one year after the date of first issuance of such Units hereunder, for one share of Common Stock, subject to the restrictions contained Section 7.5 of the Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), a copy of which agreement is attached hereto as EXHIBIT A; provided, that if Embassy is subject to Section 16 of the Securities Exchange Act of 1934, as amended, the Partnership shall not satisfy such redemption in whole or in part with cash without the consent of Embassy.

     2. PURCHASE PRICE. The purchase price (the "Purchase Price") for each of the Units shall be equal to the public offering price per share at which shares of Common Stock are sold in the Public Offering.

     3.   CONDITIONS TO PURCHASE.

          (a) The following shall be conditions precedent to the obligations of Embassy to effect each purchase of Units subscribed for herein, and of the Partnership to sell and issue any Units to Embassy subscribed for herein;

               (i) The Public Offering shall have been completed and the Partnership shall have received the proceeds thereof in an amount of not less than $65 million, without material waiver or amendment of the conditions to closing of the underwriters therein.

              (ii) The Partnership shall have entered into a definitive agreement for the acquisition of a Qualifying Hotel in connection with each incremental purchase obligation of Embassy arising hereunder and shall have provided written notice thereof to Embassy, which notice shall contain a description of the hotel and the basis for the Partnership's belief that such hotel is a Qualifying Hotel, and shall further contain a specific request from the Partnership that Embassy purchase $5,000,000 in Units in accordance with its subscription obligation hereunder. For purposes hereof, a "Qualifying Hotel" shall mean either (i) a hotel that, immediately prior to the acquisition thereof by the Partnership, is not an Embassy Suites hotel but meets the minimum standards (subject to any waivers approved or improvements required by Embassy) then in effect for the conversion of a hotel to an Embassy Suites hotel and for which the Lessee has been granted a franchise license or commitment agreement from Embassy and for which Embassy has been engaged as manager upon the terms prescribed herein, or (ii) a hotel that, immediately prior to the acquisition thereof by the Partnership, is an existing Embassy Suites hotel that is not then managed by Embassy and for which the Lessee has been granted a franchise license or commitment agreement from Embassy and for which Embassy has been engaged as manager upon the terms prescribed herein. The terms under which Embassy will be engaged to manage such hotels shall be substantially similar to the Existing Management Agreements, except for the modifications contemplated by subparagraph (c) below.

             (iii) The Lessee shall have offered to Embassy an agreement between the Lessee and Embassy which shall provide that, notwithstanding that certain Commitment to Amend Management Agreement dated as of May 19, 1994 between Embassy, the Lessee and others, the form of management agreement to be entered into between the Lessee and Embassy, effective beginning with the tenth Embassy Suites hotel for which Embassy is engaged as manager on behalf of the Lessee and continuing through the next nine Embassy Suites hotels for which Embassy is engaged as manager on behalf of Lessee thereafter, shall provide that the incentive management fee payable to Embassy by Lessee of such hotel shall be equal to the lesser of (i) 3% of adjusted gross revenues of the hotels, or (ii) 50% of the Lessee's net income from the managed hotel after percentage lease payments, but before Lessee's overhead expenses.

          (b) The obligations of Embassy to consummate each closing of the purchase of Units hereunder shall be subject to the following additional conditions:

               (i) To the extent set forth in Section 7 hereof, the representations and warranties of the Company and the Partnership set forth herein shall be true and accurate in all material respects as of the date of such closing; and Embassy shall have received a certificate, in reasonably satisfactory form, of an officer of the Company, on behalf of itself and as general partner of the Partnership, to that effect.

              (ii) Prior to the date of the first closing, Embassy shall have received a letter from counsel to the Company and the Partnership entitling it to rely on the opinion delivered to the underwriters in connection with the consummation of the Public Offering, as if addressed to it.

             (iii) On the date of the first closing, Embassy shall have received an opinion from counsel to the Company and the Partnership to the effect of paragraphs (b) through (e) of Section 7 hereof, subject to reasonable and customary assumptions, exceptions, qualifications and limitations.

          (c) The obligations of each of the Company and the Partnership to consummate each closing of the purchase of Units hereunder shall be subject to the following additional conditions:

               (i) To the extent set forth in Section 6 hereof, the representations and warranties of Embassy set forth herein shall be true and accurate in all material respects as of the date of each such closing; and the Partnership and the Company shall have received a certificate, in reasonably satisfactory form, of an officer of Embassy to the effect.

     4.   PURCHASE CLOSINGS.

          (a) Each closing of the incremental purchase of Units hereunder shall be in connection with a closing of the acquisition of a Qualifying Hotel and shall occur concurrently with the completion of such acquisition provided that the first such closing shall not occur prior to July 15, 1995. At each such closing, Embassy shall pay to the Partnership, by wire transfer or by certified or bank cashiers check, (i) on July 15, 1995, the amount determined by multiplying $5,000,000 by the number of Qualifying Hotels, if any, theretofore acquired by the Partnership, and (ii) on each closing of the acquisition of a Qualifying Hotel by the Partnership occurring subsequent to July 15, 1995, the amount of $5,000,000. At each closing with Embassy hereunder, the Partnership shall issue to Embassy one or more certificates representing the whole number of Units equal to the quotient of (i) $5,000,000, divided by (ii) the Purchase Price per Unit. The Partnership shall not be required to issue fractional Units in connection with any such purchase and, in lieu thereof, the Partnership shall refund to Embassy the cash amount represented by the fractional Unit based upon the Purchase Price per Unit.

          (b) Notwithstanding, subparagraph (a) above, if the proposed distribution (the "Distribution") by The Promus Companies Incorporated ("Promus"), as described in the proxy statement for the Annual Meeting of Stockholders of Promus to be held on May 26, 1995, is not completed substantially in accordance with the terms set forth therein, the dates of the incremental closings, and the amount of Units to be purchased at each such closing, shall be as follows: (i) on July 15, 1995, the amount determined by multiplying $5,000,000 by the number of Qualifying Hotels, if any, theretofore acquired by the Partnership, up to the maximum amount of $10,000,000, (ii) on August 1, 1995, the amount determined by multiplying $5,000,000 by the number of Qualifying Hotels, if any, theretofore acquired by the Partnership for which incremental closings were not held on July 15, 1995, up to the maximum amount, including all amounts previously purchased, of $15,000,000, (iii) on August 15, 1995, the amount determined by multiplying $5,000,000 by the number of Qualifying Hotels, if any, theretofore acquired by the Partnership for which incremental closings were not held by August 1, 1995, up to the maximum amount, including all amounts previously purchased, of $25,000,000, and (iv) if the full amount of $25,000,000 in Units has not been purchased by August 15, 1995, on each closing of the acquisition of a Qualifying Hotel by the Partnership occurring subsequent to August 15, 1995, the amount of $5,000,000.

     5. TERM. This Agreement shall terminate when Embassy shall have completed its subscription obligation hereunder or sooner if the Partnership shall deliver written notice to Embassy that it has terminated Embassy's obligations hereunder; provided, however, that this Agreement shall terminate and be of no further force or effect if the Company has not completed the Public Offering by September 30, 1995.

     6. REPRESENTATIONS AND WARRANTIES OF EMBASSY. Embassy hereby represents and warrants to the Company and the Partnership as follows:

          (a) The execution, delivery and performance of this Agreement by Embassy has been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding obligation of Embassy, enforceable in accordance with its terms.

          (b) It is familiar with the business and financial condition of the Company and the Partnership, and is not relying upon any representations made to it by the Company, the Partnership or any of the officers, employees or agents of either of them that are not contained herein.

          (c) It is aware of the risks involved in making an investment in the Units and in the Common Stock for which such Units are redeemable. It has had an opportunity to ask questions of, and to receive answers from, the Partnership and the Company, or a person or persons authorized to act on their behalf, concerning the terms and conditions of this investment. Embassy confirms that all documents, records and books pertaining to its investment in the Partnership that have been requested by it have been made available or delivered to it prior to the date hereof.

          (d) It understands that neither the Units nor the shares of Common Stock for which the Units may be redeemed have been registered under the Securities Act of 1933, as amended, or any state securities acts and are instead being offered and sold in reliance on an exemption from such registration requirements. The Units for which Embassy hereby subscribes are being acquired solely for its own account, for investment, and are not being purchased with a view to, or for resale in connection with, any distribution, subdivision or fractionalization thereof, in violation of such laws and Embassy has no present intention to enter into any contract, undertaking, agreement or arrangement with respect to any such resale.

          (e) It is an accredited investor as that term is defined in Rule 501 and Regulation D of the Securities Act of 1933, as amended.

     The foregoing representations and warranties are true and accurate as of the date hereof and shall be true and accurate as of the date of each purchase closing and shall survive each such closing. If in any respect such representations and warranties shall not be true and accurate as of any purchase closing, Embassy shall give written notice of such fact to the Company and the Partnership prior to such closing, specifying which representations and warranties are not true and accurate and the reasons therefor.

     7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PARTNERSHIP. Each of the Company and the Partnership hereby jointly and severally represents and warrants to Embassy that the representations and warranties set forth in EXHIBIT B hereto, shall be true and correct in all material respects as of the date of the consummation of the Public Offering, and each of the Company and the Partnership further jointly and severally represents and warrants to Embassy as follows:

          (a) The disclosure to be contained in the registration statement with respect to the Public Offering, in the form in which it is filed and in the form in which it becomes effective, and the final prospectus relating to the Public Offering, shall not be materially different from the disclosure previously provided to Embassy relating to the Public Offering;

          (b) The Company and the Partnership each have full legal right, powers and authority to enter into this Agreement and the registration rights agreement referred to in Section 8 hereof and to consummate the transactions contemplated herein and therein. This Agreement has been, and the registration rights agreement referred to in Section 8 hereof will be, duly authorized by all necessary corporate and partnership action and each will constitute the valid and binding obligation of each of the Company and the Partnership, enforceable in accordance with their terms. The Partnership Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

          (c) The Units, when issued, will have been duly and validly authorized and issued, free of any preemptive or similar rights, and be fully paid and nonassessable, without any obligation to restore capital except as required by the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"). As a holder thereof, Embassy shall be admitted as a limited partner of the Partnership entitled to all of the rights and protections of limited partners under the Delaware Act and the provisions of the Partnership Agreement, with the same rights, preferences and privileges as all existing limited partners on a pari passu basis. The shares of Common Stock for which the Units may be redeemed have been validly authorized and, when issued, will be duly and validly issued, fully paid and nonassessable, free of preemptive or similar rights. Authorized and unissued shares of Common Stock sufficient to permit such redemption shall at all times be reserved by the Company, and the Company shall take no action to prevent the redemption of the Units by virtue of Section 7.5(c)(v) of the Partnership Agreement.

          (d) Assuming the accuracy of the representations of Embassy set forth in Section 6 hereof, (i) the Units will have been issued, offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws), (ii) upon redemption of the Units for shares of Common Stock, such shares will have been issued, offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws) and (iii) each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale and delivery of the Units, the valid authorization, issuance, sale and delivery of such shares upon redemption of the Units, the execution, delivery and performance of this Agreement and the registration rights agreement referred to in Section 8 hereof, and the consummation by the Company and the Partnership of the transactions contemplated hereby and thereby, has been made or obtained and is in full force and effect.

          (e) Neither the issuance, sale and delivery by the Partnership of the Units, nor the issuance, sale and delivery by the Company of the shares of Common Stock upon redemption of the Units, nor the execution, delivery and performance of this Agreement and the registration rights agreement referred to in Section 8 hereof, nor the consummation of the transactions contemplated hereby or thereby by the Company or the Partnership as applicable, will conflict with or result in a breach or violation of any of the terms and provisions of, or (with or without the giving of notice or passage of time or both) constitute a default under, any of the Operative Documents (as defined in Exhibit B hereto), the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, or limited liability company agreement, as the case may be, of the Company, the Partnership or the Lessee; any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company, the Partnership or the Lessee is a party or to which any of them, any of their respective properties or other assets or any hotel is subject; or any applicable statute, judgement, decree, rule or regulation of any court or governmental agency or body applicable to any of the foregoing or any of their respective properties; or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of any of the foregoing.

     The foregoing representations and warranties are true and accurate as of the date hereof, or such other date as of which they are deemed to be made, and shall be true and accurate on the date of the first purchase closing, and shall survive such closing; and the representations and warranties set forth in paragraphs (d), (e), (m) and (o) of EXHIBIT B hereto, and paragraphs (a) through
(e) above, shall also be true and accurate on each subsequent purchase closing, and shall survive each such closing.

     8. REGISTRATION RIGHTS. In connection with the first purchase of Units hereunder, the Company shall enter into with Embassy a registration rights agreement, providing, among other things, for the following:

          (a) On or before one year after the date of first issuance of Units hereunder, the Company shall file and use its best efforts to cause to become effective, a registration statement under the Securities Act of 1933, as amended, and necessary qualifications or registrations under the securities laws covering the issuance of shares of Common Stock necessary for the redemption of all of the Units issued to Embassy under and pursuant to this Subscription Agreement, and the resale of such shares by Embassy. The Company shall use its best efforts to maintain the effectiveness of such registration statement and such qualifications or registrations (except during periods when Embassy shall be restricted from selling shares hereunder) until the earlier of (i) such time as all of the shares of Common Stock issuable upon redemption of the Units have been issued to and sold by Embassy, (ii) such time as all remaining shares of Common Stock issuable upon redemption of the Units have been issued to and may be resold by Embassy without restriction under the Securities Act of 1933, as amended, and (iii) December 31, 2000.

          (b) During any consecutive three month period, Embassy shall be prohibited, unless the Company shall otherwise consent thereto in writing, from selling more than 3% of the outstanding shares of Common Stock, whether pursuant to said registration statement or otherwise, except in an underwritten public offering in which the managing underwriterg is one reasonably acceptable to the Company.

          (c) All expenses of such registration statement, other than any underwriting discounts or commissions or transfer taxes, but including the reasonable fees and expenses of all separate counsel for Embassy, shall be borne by the Company.

          (d) (i) Embassy shall refrain from the sale of any shares for one or more periods of not more than sixty (60) days following written notice from the Company that the registration statement is not then current, due to the existence of material non-public information disclosure of which would materially adversely affect the business interests of the Company, and prior to Embassy's receipt from the Company of written notice that such registration statement is again current, provided that Embassy shall not be precluded from effecting sales pursuant to this clause (i) for more than 90 days during any 360-day period.

               (ii) Following written notice from the Company that it has filed and caused to become effective a registration statement including an offering of shares of Common Stock for sale by the Company to the public in an underwritten public offering, Embassy shall enter into agreements with the underwriters of such public offering, substantially in the same form as agreements entered into by the officers and directors of the Company, precluding the sale of Common Stock by Embassy for a period not to exceed 180 days following such notice, provided that Embassy was given the opportunity to include its shares for sale in such public offering.

     The registration rights agreement shall otherwise be in customary form, containing, to the extent applicable, provisions consistent with those contained in the


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

Registration Rights Agreement dated as of July 21, 1994, among the Company and certain holders named therein.

     9. USE OF PROCEEDS. The Company and the Partnership agree with Embassy that (i) the proceeds of the sale of Units hereunder will be used to acquire hotels that may be converted to, or are, Embassy Suites hotels, as provided herein; and (ii) the proceeds of the Public Offering, together with any borrowings made in conjunction therewith, will be used to acquire such hotels, renovate or construct additions to hotels currently owned by the Partnership, repay outstanding indebtedness under the line of credit of the Company and for working capital purposes.

     10.  MISCELLANEOUS.

          (a) All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to Embassy at 6800 Poplar Ave., Suite 200, Memphis, Tennessee 38138, and to the Company or the Partnership at 5215 N. O'Connor Blvd., Suite 330, Irving, Texas 75039.

          (b) NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL OF THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED THEREIN.

          (c) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by an instrument in writing executed by all parties.
     Embassy may assign and transfer its rights and obligations hereunder, and the Units it acquires, to any direct or indirect subsidiary thereof, including any subsidiary directly or indirectly distributed by Promus in connection with the Distribution, provided that its obligations shall only be assigned to a subsidiary which conducts or owns a substantial portion of the Embassy Suites hotel business and which assumes such obligations in writing.

          (d) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

          (e) All terms used herein shall be deemed to include the masculine and the feminine and the singular and the plural as the context requires. Captions herein are for convenience of reference only and shall not alter or affect the meaning or construction of the paragraphs hereof to which they relate.

          (f) The parties hereto agree to take all actions, including the entering into of any documents, agreements or instruments, or amendments thereof, as may be necessary or appropriate to effectuate the intents and purposes hereof and consummate and make effective the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first above written.


                                        EMBASSY SUITES, INC.



                                        By:  /s/ Stephen Brammell
                                           -------------------------------------
                                           Stephen Brammell, Assistant Secretary


                                        FELCOR SUITE HOTELS, INC.


                                        By:  /s/ Thomas J. Corcoran, Jr.
                                           -------------------------------------
                                           Thomas J. Corcoran, Jr., President


                                        FELCOR SUITES LIMITED PARTNERSHIP
                                        By:  FelCor Suite Hotels, Inc.,
                                             General Partner

                                        By:  /s/ Thomas J. Corcoran, Jr.
                                           -------------------------------------
                                           Thomas J. Corcoran, Jr., President


                                      -11-